Exhibit 3.357

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SMITH COUNTY MEMORIAL HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
     CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF MAY, A.D. 1999, AT 3:30 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SMITH COUNTY MEMORIAL HOSPITAL, LLC”.

2964664 8100H	/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State
110294356	AUTHENTICATION: 8621091
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1998
981431217 — 2964664
CERTIFICATE OF FORMATION
OF
SMITH COUNTY MEMORIAL HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Smith County Memorial Hospital, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 04/22/1999
991159240 — 2964664
CERTIFICATE OF MERGER
OF
SCMH CORPORATION
INTO

SMITH COUNTY MEMORIAL HOSPITAL, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
          The undersigned limited liability company and corporation DO HEREBY CERTIFY:
          FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Smith County Memorial Hospital, LLC (the “LLC”)	Delaware

SCMH Corporation (the “Company”)	Tennessee
          SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
          THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Smith County Memorial Hospital, LLC.
          FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
     SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.
*****

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          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

SMITH COUNTY MEMORIAL HOSPITAL, LLC
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Manager

SCMH CORPORATION
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 05/07/1999
991183103 — 2964664
CERTIFICATE OF MERGER
OF
HDP SMITH COUNTY, LLC
INTO

SMITH COUNTY MEMORIAL HOSPITAL, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
          The undersigned limited liability company DOES HEREBY CERTIFY:
          FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Smith County Memorial Hospital, LLC (“LLC 1”)	Delaware

HDP Smith County, LLC (“LLC 2”)	Delaware
          SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
          THIRD: LLC 2 shall be merged with and into LLC 1, with LLC 1 being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Smith County Memorial Hospital, LLC.
          FOURTH: The Certificate of Formation of LLC 1 at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the constituent entities.
          SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.

SMITH COUNTY MEMORIAL HOSPITAL, LLC
By:	/s/ Ronald Lee Grubbs, Jr.
Ronald Lee Grubbs, Jr.
Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040747 — 2964664
CERTIFICATE OF AMENDMENT
OF
Smith County Memorial Hospital, LLC
     1. The name of the limited liability company is Smith County Memorial Hospital, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Smith County Memorial Hospital, LLC this 15 day of January, 2002.

Smith County Memorial Hospital, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Manager

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